Exhibit 3.4

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

LIFE-LOC, INC.
04-22-91    14:00
911027957   $30.00

Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

FIRST:  The name of the corporation is: LIFE-LOC, INC.

SECOND:  The following amendment was adopted by the shareholders on April 18, 1988, the number of shares voted being sufficient for approval and in the manner prescribed by the Colorado Corporation Act:

I.           Section 4, of ARTICLE VII of the Articles of Incorporation is hereby deleted in its entirety.

LIFE-LOC, INC.

By:	/s/ Thomas Hoekelman
Thomas Hoekelman

ATTEST:

/s/  Mary Phillips
Mary Phillips, Secretary

STATE OF COLORADO	)
) ss.
COUNTY OF BOULDER	)

SUBSCRIBED AND SWORN to before me, a Notary Public, this   28   day of March 1991, by Thomas Hoekelman, President of LIFE-LOC, INC., a Colorado corporation, who acknowledged that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

10/7/91	/s/ Margaret H. Setzmann
NOTARY

COMPUTER UPDATE COMPLETE JAT